Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Noranda Aluminum Holding Corporation on Form S-3 of our report dated February 6, 2009 (relating to the 2008 financial statements of St. Ann Bauxite Limited and its subsidiary not presented separately herein) appearing in the Annual Report on Form 10-K of Noranda Aluminum Holding Corporation for the year ended December 31, 2010.

We also consent to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE

Kingston, Jamaica

March 7, 2011